FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 or 15(d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported):  February 8, 2006

                                VoIP, Inc.
                     -------------------------------
           (Exact Name of registrant as specified in its charter)

          Texas                     000-28985            75-2785941
----------------------------      ------------      -------------------
(State of Incorporation)          (Commission          (IRS Employer
                                   File No.)        Identification No.)

     12330 SW 53rd Street, Suite 712, Ft. Lauderdale, Florida 33330
     --------------------------------------------------------------
      (Address of principal executive offices, including zip code)


                              (954) 434-2000
                         ------------------------
         (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

     [   ]     Written communications pursuant to Rule 425 under the
               Securities Act (17 CFR 230.425)

     [   ]     Soliciting material pursuant to Rule 14a-12 under the
               Exchange Act (17 CFR 240.14a-12(b))

     [   ]     Pre-commencement communications pursuant to Rule 14d-2(b)
               under the Exchange Act (17 CFR 240.14d-2(b))

     [   ]     Pre-commencement communications pursuant to Rule 13e-4(c)
               under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election
          of Directors; Appointment of Principal Officers
          -------------------------------------------------------

     On February 8, 2006, Stuart Kosh was appointed to the Board of Directors of Registrant to fill a vacancy. Mr. Kosh, age 49, has been involved since 1978 as a manager at Kosh Ophthalmic, Inc., a wholesale optical laboratory with annual sales of $15 million, where he managed 100 employees. In 1998, the company was sold to Essilor of America, and Mr. Kosh maintains his position as General Manager. His leadership roles have included involvement with the Big Brothers Big Sisters Program of Broward County as a mentor to needy youth. For the past 15 years, Mr. Kosh has been involved with the National Multiple Sclerosis Society. He has served on its board and chairs its annual golf tournament fundraiser. Presently he is serving on the Temple Dor Dorim Board of Directors.




                        SIGNATURE(S)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  February 14, 2006                VoIP, INC.
                                        (Registrant)



                                        By:  /s/  B. MICHAEL ADLER
                                           ---------------------------------
                                               B. Michael Adler
                                               Chief Executive Officer